UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): June 15, 2007

                             WILDON PRODUCTIONS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                       333-133936              68-0634458
-------------------------------   ----------------------- ----------------------
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
       incorporation)                                     Identification Number)

                               702-3071 Glen Drive
                                 Coquitlam, B.C.
                                     V3B 7R1
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (604) 725-5214



          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1         REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01         Entry into Material Definitive Agreement

On June 15, 2007, Wildon Productions Inc., a Nevada corporation (the "Company"), Visual Management Systems Holding, Inc., a New Jersey corporation ("VMS") and VMS Acquisition Corp., a New Jersey corporation ("Acquisition Corp.") and a wholly-owned subsidiary of the Company, entered into an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") pursuant to which Acquisition Corp. will be merged with and into VMS, with VMS surviving as a wholly-owned subsidiary of the Company (the "Merger"). The Company will acquire all of the outstanding capital stock of VMS in exchange for issuing shares of the Company's common stock, par value $0.001 per share (the "Common Stock") to VMS' stockholders at a ratio of 0.50 shares of Common Stock for each share of VMS common stock outstanding at the effective time of the Merger. As a result, VMS' former stockholders will become the majority stockholders of the Company. The Company intends to change its corporate name to Visual Management Systems, Inc. and effect a 1-for7 reverse split of its Common Stock upon or prior to the effectiveness of the Merger.

As a condition to the closing of the Merger, the Merger Agreement requires that concurrently with the closing of the Merger (the "Closing Date"), the Company sell to subscribers a minimum of $2.5 million and maximum of $5.0 million of units (the "Units") pursuant to a Confidential Private Placement Memorandum dated March 30, 2007, as amended or supplemented from time to time, each Unit consisting of one share of Series A Preferred Stock and a warrant ("Warrant") to purchase Common Stock (the "Offering"). Each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock at a conversation price of $2.50 per share and each Warrant will entitle the holder to purchase 1,000 shares of Common Stock at an exercise price of $3.50 per share.

Upon closing of the Offering and the Merger, VMS will become a wholly-owned subsidiary of the Company. The former stockholders of VMS will own approximately 59.2% to 67.6% of the issued and outstanding Common Stock of the Company depending upon the number of Units purchased in the Offering.

Item 9.01         Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.                         Exhibits

10.1 Agreement of Merger and Plan of Reorganization among Wildon Productions Inc., VMS Acquisition Corp. and Visual Management Systems Holding, Inc.


The Schedules and Exhibits to the Agreement of Merger and Plan of Reorganization are not presented herein or filed herewith. Copies of the Schedules and Exhibits will be provided to the Securities and Exchange Commission upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Wildon Productions Inc.
                                   ---------------------------------------------
                                  (Registrant)



                                   By: /s/ Ekaterina Popoff
                                   ---------------------------------------------
                                   Ekaterina Popoff
                                   President and Chief Executive Officer
Dated:  June 18, 2007









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